SCHEDULE 14A
                           (Rule 14a-101)


                INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.        )


Filed by the Registrant    x

Filed by a party other than the Registrant  o

Check the appropriate box:

o        Preliminary proxy statement

x        Definitive proxy statement

o        Soliciting material pursuant to Rule 14a-1(c) or Rule 14a-2



                    Winston Resources, Inc.
        (Name of Registrant as Specified in Its Charter)



         (Name of Person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

         o        $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1),
                  or 14a-6(i)(2).

         o $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         o Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transactions applies:


                  (3)      Per  unit   price  or  other   underlying   value  of
                           transaction computed pursuant to Exchange Act Rule 0-11:


                  (4) Proposed maximum aggregate value of transaction:


         o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)  Amount previously paid:

                  (2)  Form, schedule or registration statement no.:

                  (3)  Filing party:

                  (4)  Date filed:

                        WINSTON RESOURCES, INC.
                          535 Fifth Avenue
                       New York, New York 10017
                        ---------------------

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           May 19, 1999
                       ---------------------


        The Annual Meeting of Stockholders of Winston Resources, Inc. (the "Company") will be held at The Bank of New York, 51 West 51st Street, New York, New York on Wednesday, May 19, 1999, at 9:00 a.m. local time for the following purposes:

        1. To elect three Class III directors to hold office for a term of three years, until their successors have been elected and qualified.

        2. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 9, 1999 are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available at the Annual Meeting for examination by any stockholder. During the ten days prior to the Annual Meeting, the list may be inspected by any stockholder, for any purpose germane to the Annual Meeting, during usual business hours at the offices of Company counsel, Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third Avenue, New York, New York 10022.

        Your attention is drawn to the accompanying Proxy Statement.

                                         By Order of the Board of Directors,


                                         Eric Kugler
                                         Secretary
April 26, 1999
New York, New York

        STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE.

                                              WINSTON RESOURCES, INC.
                                                 535 Fifth Avenue
                                             New York, New York 10017
                                               _____________________

                                                  PROXY STATEMENT
                                               _____________________

        This Proxy Statement and the accompanying proxy card are being mailed to holders of shares of common stock, par value $.01 per share (the "Common Stock"), of Winston Resources, Inc., a Delaware corporation (the "Company"), commencing on or about April 27, 1999, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, May 19, 1999 at 9:00 a.m. local time at The Bank of New York, 51 West 51st Street, New York, New York.

        Proxies in the form enclosed are solicited by the Board for use at the Meeting. All properly executed proxies received prior to or at the Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted (1) for the election of management's nominees as directors, (2) for ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, and (3) if other matters properly come before the Meeting, in the discretion of either of the persons named in the proxy. The proxy may be revoked by a properly executed writing of the stockholder delivered to the Company's Chairman of the Board or Secretary before the Meeting, or by the stockholder at the Meeting before it is voted.

        The Board has fixed the close of business on April 9, 1999 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Meeting. On that date, there were 3,228,521 shares of Common Stock outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted to a vote at the Meeting. Stockholders are not entitled to vote cumulatively in the election of directors.

        As required under Section 231 of the Delaware General Corporation Law (the "DGCL"), the Company will, in advance of the Meeting, appoint one or more Inspectors of Election to conduct the vote of the Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Meeting, the person presiding at the Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock outstanding as of the record date, (ii) determine the number of shares of Common Stock present or represented by proxy at the Meeting and the validity of the proxies and ballots,
(iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock present in person or represented by proxy at the Meeting and the count of all votes and ballots.

        The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, shall constitute a quorum at the Meeting. Under Section 216 of the DGCL, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of
(i) a plurality of the shares of Common Stock present or represented at the Meeting is required to elect management's nominees as directors; and (ii) a majority of the shares present or represented at the Meeting is required to approve the selection by the Board of Ernst & Young LLP as the Company's independent auditors for the current fiscal year.

                                                EXECUTIVE OFFICERS

        The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board of Directors.


                                                                                                   Year Became an
         Name and Age                       Position                                              Executive Officer

Seymour Kugler......................        Chairman, President                                          1967
   62...............................          and Chief Executive Officer

Jesse Ulezalka......................        Chief Financial Officer                                      1995
   50

Alan E. Wolf........................        Vice President                                               1974
   54...............................

Todd Kugler.........................        Vice President                                               1995
   33

Gregg S. Kugler.....................        Vice President                                               1993
   36

David Silver........................        Vice President                                               1992
   68

Eric Kugler.........................        Vice President and Secretary                                 1998
   39

                                                         2

                                               ELECTION OF DIRECTORS

        The Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and By-Laws, as amended (the "By-Laws"), of the Company provide that the number of directors of the Company shall be fixed from time to time by the Board of Directors but shall not be less than three classified into three approximately equal classes. The Board of Directors has fixed the number of directors constituting the entire Board of Directors at nine, consisting of three Classes, each consisting of three directors. The only current Class I directors are Norton Sperling and Todd Kugler, who hold office until the 2000 Annual Meeting of Stockholders. The current Class II directors are Martin Wolfson, Martin A. Fischer and Martin J. Simon, who hold office until the 2001 Annual Meeting of Stockholders. The current Class III directors are Seymour Kugler, Alan E. Wolf and Gregg S. Kugler, who hold office until the 1999 Annual Meeting of Stockholders. There is currently one unfilled directorship on the Board in Class I, which directorship may only be filled by action of the Stockholders.

        The Board of Directors has selected, and will cause to be nominated at the Meeting, three persons for election as Class III directors, to hold office until the 2002 Annual Meeting and until their successors shall have been duly elected and qualified. Assuming that a quorum of stockholders is present at the Meeting in person or by proxy, such directors will be elected by a plurality of the votes cast at the Meeting.

        The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the nominees listed below unless instructed otherwise on the proxy card. If such nominees should be unavailable to stand for election, the persons named on the proxy card or their substitutes may vote for a substitute or substitutes designated by the Board of Directors. At the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee listed below will be unable to stand for election.

        Set forth below is certain information concerning the directors of the Company, including the incumbent directors nominated by the Board of Directors for reelection at the Meeting. All nominees for election at the Meeting were previously elected by the Company's stockholders as directors of the Company.

Nominees for Election

Name and Age                                                      Director Since

                  Class III

         Seymour Kugler, 62 .............................................   1967

         Alan E. Wolf, 54 ...............................................   1974

         Gregg S. Kugler, 36  ...........................................   1992


Continuing Directors

                  Class I

         Norton Sperling, 64 ...............................................1998

         Todd Kugler, 33 ...................................................1998

                  Class II

         Martin Wolfson, 62 ................................................1987

         Martin A. Fischer, 62  .........................................   1987

         Martin J. Simon, 79  ...........................................   1992


         THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES FOR
ELECTION AS DIRECTORS.

                                             BIOGRAPHICAL INFORMATION

        Certain information about the executive officers and the directors of the Company is set forth below. This information has been furnished to the Company by the individuals named.

        Mr. Seymour Kugler, who is generally known to employees of the Company as Sy Kaye, founded the Company in 1967 and has been its Chief Executive Officer since that time.

        Mr. Wolf has been a Vice President of the Company since September 17, 1987 and has been an Executive Vice President of the Company's permanent placement division since 1974.

        Mr. Gregg Kugler (who is known generally to clients and employees of the Company as Gregg Kaye) has been employed by the Company since 1983. He became a Vice President of the Company on August 12, 1993 and is President of the Permanent Placement Division. Mr. Kugler is Sy Kaye's son.

        Mr. Wolfson, a certified public accountant, is Senior Vice President, Chief Financial Officer and a director of Concord Fabrics, Inc., New York, New York, which develops, designs, styles and produces woven and knitted fabrics for sale to clothing manufacturers and fabric retailers. He has been employed by that corporation since 1966, has been an officer and a director since 1973 and was first elected to his present offices in 1981.

        Mr. Fischer is a member of the Board of Trustees of Brooklyn Law School. He is an attorney and is Vice Chairman and a member of the Board of Directors of the Berkshire Bank, New York. Mr. Fischer was counsel to the law firm of Warshaw Burstein Cohen Schlesinger & Kuh from 1986 to 1997.

        Mr. Simon served as the Chairman of the Board and President of First Central Financial Corporation and First Central Insurance Company from August 1985 and August 1980, respectively, through February, 1997, at which time he resigned from such positions. Mr. Simon is counsel to the law firm of Dienst & Serrins, LLP and also serves as a consultant to DBP International, an international freight forwarding operation and to Simon Agency NY, Inc., a managing general insurance agency. Mr. Simon also serves as Secretary of the Board of Trustees of Brookdale University Hospital and Medical Center.

        Mr. Sperling was President of Finity Apparel Group from 1997 to 1998, when he retired. He was President and Vice Chairman of Norton McNaughton from 1981 to 1997. Finity and Norton McNaughton are makers of fine moderately priced women's sportswear, dresses and casual knitwear. Mr. Sperling was a founder of Norton McNaughton.

        Mr. Silver has been Vice President - Administration/Human Resources of the Company since November 1987. Mr. Silver also served as Secretary of the Company from December 1991 until May, 1998.

        Mr. Ulezalka has been the Chief Financial Officer of the Company since August 4, 1995. Prior thereto he was CFO of Consultants for Architects, Inc. from April 1995 - August 1995, a financial consultant from April 1994 - April 1995, CFO, Vice President - Finance of ECCO Staffing Services, Inc. from March 1992 - April 1994.

        Mr. Todd Kugler (who is known generally to clients and employees of the Company as Todd Kaye) has been employed by the Company since 1988. He became a Vice President of the Company and its temporary staffing division on November 23, 1995. Mr. Kugler is Sy Kaye's son.

        Mr. Eric Kugler has been employed by the Company since April, 1994. He became Vice President of Corporate Development in April, 1994 and became Secretary of the Company in May, 1998. Mr. Kugler is Sy Kaye's son.


        FUNCTIONS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

        Under the DGCL, the business and affairs of the Company are managed under the direction of the Board. The Board establishes fundamental corporate policies and authorizes various types of significant transactions, but is not involved in day-to-day operational decisions. During 1998, the Board held four meetings. Each of the incumbent directors attended all meetings of the Board held in 1998 other than Mr. Sperling, who attended all meetings held following his election to the Board in May, 1998. The Board has appointed from its members an Executive Committee, an Audit Committee, a Compensation Committee, an Option Committee and an Alternate Option Committee with the areas of responsibility described below.

        The Executive Committee consists of Seymour Kugler, Gregg Kugler and Alan E. Wolf. It is empowered to exercise all of the authority of the Board, subject to certain limitations specified in the By-Laws, during the intervals between meetings of the Board. It is contemplated that meetings of the Executive Committee will be convened only in extraordinary circumstances when it is not practicable to call a meeting of the full Board. The Executive Committee did not meet during 1998.

        The Audit Committee consists of Martin A. Fischer, Martin Wolfson and Martin J. Simon. It is responsible for overseeing and reporting to the Board of Directors concerning the policies and practices of the Company and its subsidiaries with respect to accounting, financial reporting, and internal auditing and financial controls. It also is responsible for maintaining a direct exchange of information between the Board of Directors and the Company's independent auditors. The Audit Committee met once during 1998.

        The Compensation Committee consists of Martin A. Fischer, Martin J. Simon and Martin Wolfson. It must approve the salary of each officer of the Company and its subsidiaries which exceeds a specified amount and is responsible for reviewing, and making recommendations to the management of the Company concerning the general policies and practices of the Company and its subsidiaries with respect to compensation and employee benefits. The Compensation Committee did not meet during 1998.

        The Option Committee consists of Martin A. Fischer, Martin Wolfson and Martin J. Simon. It administers the Company's 1996 Stock Plan. The Alternate Option Committee, which administers grants to outside directors under the Company's 1990 Incentive Program consists of Seymour Kugler, Alan E. Wolf and
Gregg Kugler. Neither the Option Committee nor the Alternate Option Committee met during 1998.

        The Board of Directors has not appointed a nominating committee.

                                       SECURITY OWNERSHIP OF MANAGEMENT AND
                                             CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock with respect to the Company's directors, the Company's "named executive officers" within the meaning of Item 402(a)(2) of Regulation S-K of the Securities Act of 1933, as amended (the "Act") and by all of the Company's directors and executive officers as a group, as reported to the Company as of April 9, 1999. Beneficial ownership has been determined for purposes of the following table in accordance, with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.



                                                                                           Percentage of Outstanding
                 Name and Address                          Number of Shares (1)                      Shares

Directors and Officers

Seymour Kugler (2)(3)
c/o Winston Resources, Inc.
535 Fifth Avenue
New York, New York 10017...........................                         1,390,456                41.16%

Gregg Kugler (3)(4)
c/o Winston Resources, Inc.
535 Fifth Avenue
New York, New York 10017...........................                           206,729                6.23%

Todd Kugler(3)(5)
c/o Winston Resources, Inc.
535 Fifth Avenue
New York, New York 10017                                                      180,691                5.45%

Alan E. Wolf (3)(6)
c/o Winston Resources, Inc.
535 Fifth Avenue
New York, New York 10017...........................                           138,291                4.25%

David Silver (3)(7)
c/o Winston Resources, Inc.
535 Fifth Avenue
New York, New York 10017...........................                            49,900                1.54%

Eric Kugler (3)(8)
c/o Winston Resources, Inc.
535 Fifth Avenue
New York, New York 10017...........................                           102,043                3.12%

Martin Wolfson (9)
c/o Concord Fabrics Inc.
1359 Broadway
New York, New York 10018...........................                             4,667                  *

Martin A. Fischer (10)
West Center Associates
30-00 47 Avenue
Long Island City, New York 11101...................                             9,667                  *

Martin J. Simon (11)
360 Merrick Road
Lynbrook, New York 11563 ..........................                            10,667                  *



               7




Norton W. Sperling                                                                  0                  *
1025 Seawane Drive
Hewlett Harbor, New York  11557


All directors and executive officers as                                     2,093,111                57.27%
a group (10 persons) (12)..........................

Other Beneficial Owners

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee, Wisconsin 53202 ........................                           301,600                 9.34%

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109 .......................                           288,900                 8.94%

*  Represents less than 1% of outstanding shares.


(1) All shares are beneficially owned and, unless otherwise stated, the sole voting power and investment power is held by the persons named.

(2) The amount set forth above includes 145,001 shares currently issuable upon the exercise of stock options.

(3) For the year ended December 31, 1998 such person was a "Named Executive Officer" of the Company within the meaning of Item 402(a)(3) of Regulation S-K of the Act.

(4) The amount set forth above includes 90,000 shares currently issuable upon the exercise of stock options. Mr. Kugler disclaims beneficial ownership of 36,000 shares owned by his children.

(5) The amount set forth above include 85,000 shares currently issuable upon the exercise of stock options issued to Mr. Kugler and his wife. Mr. Kugler disclaims beneficial ownership of 9,500 shares owned by his child.

(6) The amount set forth above includes 25,334 shares currently issuable upon the exercise of stock options.

(7) The amount set forth includes 16,800 shares currently issuable upon the exercise of stock options.

(8) The amount set forth includes 40,000 Shares currently issuable upon the exercise of stock options.

(9) The amount set forth includes 4,667 shares currently issuable upon the exercise of stock options.

(10) The amount set forth above includes 2,687 shares currently issuable upon the exercise of stock options.

(11) The amount set forth above includes 6,667 shares currently issuable upon the exercise of stock options.

(12) The amount set forth above includes 425,656 shares currently issuable upon the exercise of stock options.

                                              EXECUTIVE COMPENSATION

Summary Compensation Table

        The following summary compensation table sets forth certain information concerning the compensation of the Company's "named executive officers" within the meaning of Item 402(a)(3) of Regulation S-K of the Act, as amended, for each of the three fiscal years during the period ending December 31, 1998.


                                                                                              Long Term
                                                                  Annual                    Compensation             All Other
                                                             Compensation(1)                   Awards             Compensation(3)

                                                                                         Options to Purchase
                                                        Salary             Bonus              Shares(2)
   Name and Principal Position           Year               ($)              ($)                 (#)                    ($)

Seymour Kugler..................    Fiscal 1998               458,493         431,453                       0                 7,323
  Chairman of the Board and         Fiscal 1997               444,741         345,226                  20,000                 7,300
  Chief Executive Officer           Fiscal 1996               433,266         134,209                 100,000                 7,300



Alan E. Wolf....................    Fiscal 1998               190,000               0                       0                 3,079
  Vice President, Executive         Fiscal 1997               190,000          10,233                       0                 2,900
  Vice President of Permanent       Fiscal 1996               190,000          40,613                  10,000                 2,900
  Placement Division



Gregg S. Kugler.................    Fiscal 1998               249,038         142,407                       0                 3,942
  Vice President                    Fiscal 1997               224,539         116,523                  20,000                 2,500
  President of Permanent Placement  Fiscal 1996               199,317          76,691                  50,000                 2,500
  Division



Todd Kugler.....................    Fiscal 1998               249,038         142,407                       0                 2,462
  Vice President                    Fiscal 1997               196,269         116,523                  20,000                 2,300
  Vice President of Temporary       Fiscal 1996               146,865          76,691                  40,000                 2,300
  Staffing Division



Eric Kugler.....................    Fiscal 1998               125,788          71,200                       0                 1,307
  Vice President & Secretary        Fiscal 1997               114,250          58,262                  20,000                   600
                                    Fiscal 1996                89,250          38,260                  30,000                   400


(1) The aggregate amount of perquisites and other personal benefits for each of the "named executive officers" did not equal or exceed the lesser of either $50,000 or 10% of the total of such individual's base salary and bonus, as reported herein for the last fiscal year, and is not reflected in the table.

(2) Stock options are granted under the terms and provisions of the Company's 1996 Stock Plan. For a description of the stock options issued in fiscal 1998, see "Option Grants in Last Fiscal Year."

(3) Amounts reported under this column reflect premiums paid by the Company on behalf of the "named executive officers" for supplemental long-term disability coverage in excess of the coverage provided to employees generally.

Option Grants In Last Fiscal Year

No stock options were granted by the Company during fiscal year 1998.


Aggregated Option Exercises and Fiscal Year-End Option Values

        The following table provides certain summary information concerning stock option exercises during the fiscal year ended December 31, 1998, by the "named executive officers" within the meaning of Item 402(a)(3) of Regulation S-K under the Act and the value of unexercised stock options held by the "named executive officers" as of December 31, 1998.


                           Number of                                                           Value of Unexercised
                            Shares                      Number of Unexercised                     "In the Money"
                           Acquired          Value             Options at Fiscal                 Options at Fiscal
                              on           Realized               Year End(1)                       Year End(2)
         Name              Exercise        ($)                        (#)                               ($)

                                                        Exercisable     Unexercisable     Exercisable     Unexercisable

Seymour Kugler........                                       129,336          46,664           185,363           46,475

Alan E. Wolf .........                                        23,668           3,332            45,127            4,998

Gregg S. Kugler.......                                        80,000          30,000           142,292           28,333

Todd Kugler...........                                        53,334          26,666            77,502           19,998

Eric Kugler...........                                        36,667          23,333            44,585           11,666

___________________________________

(1) Represents the aggregate number of stock options held as of December 31, 1998 which can and cannot be exercised pursuant to the terms and provisions of the stock options.

(2) Values were calculated by multiplying the closing market price of the Common Stock as reported on the American Stock Exchange on December 31, 1998 ($3.625 per share), by the respective number of shares and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.



Executive Employment Agreement

        Mr. Seymour Kugler entered into a five-year employment agreement with the Company, effective as of May 1, 1987, which was amended on March 2, 1992 and January 1, 1997 (the "Employment Agreement"), pursuant to which he serves as Chairman of the Board of Directors and the Chief Executive Officer of the Company. Under the terms of the Amendment to the Employment Agreement dated January 1, 1997, Mr. Kugler's term of employment was extended for an additional five (5) year period ending on August 14, 2002. The Employment Agreement provides for the payment to Mr. Kugler of (i) a base salary at the annual rate of $445,638 per annum, subject to annual cost of living adjustments and increases equal to the greater of (a) three percent (3%) per annum, compounded or (b) an amount which is determined by multiplying the base salary by the percentage increase, if any, of the Consumer Price Index for all Urban Workers (New York-Northeastern New Jersey) (1967 = 100), issued by the Bureau of Labor Statistics of the United States Department of Labor (the "Index") for such subsequent year over the Index for the fiscal year ended December 31, 1998 and (ii) incentive compensation with respect to each fiscal year during his term of employment of an amount equal to the aggregate of the following percentages of Pre-Tax Income (as defined in the Employment Agreement): (a) 6% of Pre- Tax Income up to $1,000,000; (b) 10% of Pre-Tax Income over $1,000,000 up to $2,000,000; (c) 20% of Pre-Tax Income over $2,000,000 up to $3,200,000; and (d) 6% of Pre-Tax Income over $3,200,000, without limitation. In the event of the termination of Mr. Kugler's employment by reason of his death or disability, the Company will continue to pay his salary, including the Incentive Compensation, to him or his beneficiary or estate, for a period of one year thereafter.

        In the event of the Company's termination of Mr. Kugler's employment for any reason other than for death, disability or for cause, or in the event Mr. Kugler resigns from his employment for Good Reason (as defined in the Employment Agreement), Mr. Kugler is entitled to receive (i) his base salary, fringe benefits and incentive compensation, if any, through the date of termination,
(ii) a lump sum severance payment equal to 2.99 times Mr. Kugler's "base amount" as such term is defined in Section 28OG of the Internal Revenue Code and (iii) continued coverage for the term of the Employment Agreement under the Company's health and insurance plans applicable to Mr. Kugler immediately prior to such termination or resignation or, if any such plan does not permit continued coverage of Mr. Kugler, the Company shall arrange to provide a benefit substantially similar to and no less favorable than the benefits he was entitled to under such plan.

Compensation of Directors

        Directors who are officers or employees of the Company or any of its subsidiaries do not receive any compensation, other than their regular salaries, for attending meetings of the Board of Directors or any committee thereof. See "Summary Compensation Table." Other members of the Board (the "Non-Employee Directors") receive a retainer of $2,000 per year payable quarterly in arrears, plus a fee of $500 for each meeting of the Board and of any committee thereof attended, but only for committee meetings that take place on days other than the day of a Board meeting.



               SECTION 16(a) REPORTING UNDER THE SECURITIES EXCHANGE ACT OF 1934


        Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed.

        The Company has reviewed copies of the Section 16(a) reports filed for the year ended December 31, 1998 and written representations from certain reporting persons that no delinquent Form 3 holdings or Form 4 transactions were required to be reported on Form 5 for such persons for the year ended December 31, 1998. Based solely on this review, the Company believes that all reporting requirements applicable to its officers, directors and more than ten percent stockholders were complied with for the year ended December 31, 1998.


PERFORMANCE GRAPH

        The following graph tracks an assumed investment of $100 on December 31, 1993 in the Common Stock of the Company, The American Stock Exchange Market
Value Index and a peer group comprised of ten companies whose principal operations are similar to those of the Company, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance.

                          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         AMONG WINSTON RESOURCES, INC., THE AMERICAN STOCK
                            EXCHANGE MARKET VALUE INDEX AND A PEER GROUP



                              Cumulative Total Return
                         _________________________________

                            12/93    12/94    12/95    12/96    12/97    12/98


WINSTON RESOURCES, INC.       100       77       68      177      290      187
PEER GROUP                    100      126      184      218      285      266
AMEX MARKET VALUE             100       91      115      122      148      151



        The peer group consists of Barrett Business Services, Inc., Employee Solutions, Inc., Interim Services, Inc., Norrell Corp., Olsten Corp., On Assignment, Inc., Robert Half International, Inc., Romac International, Inc. and SOS Staffing Services, Inc.

Report of Compensation Committee on Executive Compensation

        The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for setting and administering the compensation policies which govern annual compensation, long-term compensation, and stock ownership programs for the Company's executive officers as well as the other employees of the Company and its subsidiaries. The Committee, during fiscal 1998, consisted of three outside directors, Martin A. Fischer, Martin J. Simon and Martin Wolfson.

        The policies and decisions of the committee are designed to achieve the following goals:

        o Reflect a pay-for-performance relationship where a portion of total compensation is at risk, through bonuses and stock options.

        o Attract and retain key management personnel critical to the Company's long-term success.

        The Committee reviews and evaluates information from independent sources to determine senior executive officers of the Company, by comparison to compensation paid by competing companies, companies of similar size, and the Company's performance, taking into account activities that have special value to the Company but have no immediate impact on operating results and the increased level of revenues and income of the Company.

        The committee functioning as the Company's Stock Option Committee, also monitors the Company's 1996 Stock Plan (the "Plan") and, prior to 1996, monitored the Company's 1990 Incentive Program, pursuant to which stock options were granted to eligible employees. The Committee granted no new options to employees during 1998. As of March 31, 1999, options to purchase an aggregate of 400,000 shares of Common Stock have been granted under the Plan. The Committee is of the opinion that the Plan is an extremely effective means of attracting and retaining key executives and employees of the Company and its subsidiaries and motivating them to improve the Company's financial performance.

        Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly-held company to the Company's chief executive officer and its other four highest paid executive officers. Compensation that qualifies as performance-based compensation for purposes of
Section 162(m) is not subject to the $1 million deduction limitation. The Committee currently does not anticipate that any executive officer will be paid compensation from the Company in excess of $1 million in any year (including amounts that do not qualify as performance-based compensation under the Code), and accordingly, the Committee anticipates that all amounts paid as executive compensation will be deductible by the Company for federal income tax purposes.

Summary of Chief Executive Officer Compensation

        During the fiscal year ended December 31, 1998, Mr. Seymour Kugler received $458,493 in salary and $431,453 in bonuses. Mr. Kugler's total compensation during the 1998 fiscal year, and the terms of his employment agreement, which includes base salary adjusted annually plus incentive bonuses, was designed to reward Mr. Kugler for his diligent efforts overseeing the Company's development of new markets, upgrading of systems, introduction of a range of new programs and pursuit of major new customers, the effect of which has been continued record operating results for the Company.


                                                         COMPENSATION COMMITTEE
                                                              Martin A. Fischer
                                                                Martin J. Simon
                                                                 Martin Wolfson




                                             RATIFICATION OF SELECTION
                                       OF THE COMPANY'S INDEPENDENT AUDITORS

        The Board has selected Ernst & Young LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 1999. Although it is not required to do so, the Board is submitting its selection of Ernst & Young LLP for ratification at the Meeting in order to ascertain the views of the stockholders regarding such selection.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                                               SOLICITATION EXPENSES

        The costs of this solicitation will be paid by the Company. Proxies will be solicited principally by mail, but some telephone, telegraph or personal solicitations of stockholders may be made. Officers or employees of the Company who make or assist in such solicitations will receive no additional compensation for doing so. The Company will request brokers, banks and other custodians and fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy solicitation materials to the beneficial owners of the shares, and the Company will reimburse them for their reasonable expenses incurred in doing so.

                                               STOCKHOLDER PROPOSALS

        Stockholder proposals for presentation at the Company's next Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than December 31, 1999.


                                                   ANNUAL REPORT

        Concurrently with the mailing of these Proxy Materials, the Company is mailing a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 1998. Such Annual Report is not to be regarded as proxy solicitation material.

        Upon written request by a Stockholder entitled to vote at the 1998 Annual Meeting, the Company will furnish that person without charge with a copy of the Form 10-K Annual Report for 1998 which is filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. If the person requesting the report was not a Stockholder of record on April 9, 1999, the request must contain a good faith representation that the person making the request was a beneficial owner of the Common Stock of the Company at the close of business on such date. Requests should be addressed to Winston Resources, Inc., 535 Fifth Avenue, New York, New York 10017 (Attn: Eric Kugler).


                                                  OTHER BUSINESS

        Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

                                              By Order of the Board of Directors


                                                                  ERIC KUGLER
                                                                  Secretary
Dated: April 26, 1999

                                              WINSTON RESOURCES, INC.
                                    535 Fifth Avenue, New York, New York  10017

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 1999

         The undersigned hereby appoints SEYMOUR KUGLER and ERIC KUGLER as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Winston Resources, Inc., held of record by the undersigned on April 9, 1999 at the Annual Meeting of Stockholders to be held on May 19, 1999, or any adjournment thereof.

1.       The election of all nominees for directors listed below.

 |_| FOR all nominees (except as marked to the  contrary)
 |_| WITHHOLD  AUTHORITY TO VOTE

Instruction: To withhold authority to vote for any particular nominee, strike a line through that nominee's name in the list below.

               Seymour Kugler, Alan E. Wolf, Gregg S. Kugler

2. Ratification of the selection of Ernst & Young LLP as the Company's independent auditors.

       |_| FOR                   |_|  AGAINST             |_| ABSTAIN

3. In their discretion upon any other matters which may properly come before such meeting.

                  This Proxy will be voted as specified above.

       This Proxy confers authority to vote "FOR" each proposition listed above unless otherwise indicated.

                                                 (continued on reverse side)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                       DATE ______________, 1999

                       ---------------------------------
                       Signature

                       -----------------------------------
                       Signature of joint holder, if any

                       Please sign exactly as your name appears to the left. If joint owners, both should sign. Executors, administrators, trustees, etc. should sign and give full titles as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by a duly authorized officer or partner.